                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /      Preliminary proxy statement.                  / /      Confidential, for use of the
/X/      Definitive proxy statement.                            Commission only (as permitted
/ /      Definitive additional materials.                       by Rule 14a-6(e)(2))
/ /      Soliciting material under Rule 14a-12.

                               REGISTER.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------

        (2)      Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                 --------------------------------------------------------------

        (4)      Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------

        (5)      Total fee paid:

                 --------------------------------------------------------------

/ /     Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount previously paid:

                 --------------------------------------------------------------

        (2)      Form, Schedule or Registration Statement no.:

                 --------------------------------------------------------------

        (3)      Filing Party:

                 --------------------------------------------------------------

        (4)      Date Filed:

                 --------------------------------------------------------------

                            [REGISTER.COM, INC. LOGO]

                                                                  April 19, 2002

Dear Stockholders:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Register.com, Inc., to be held at the offices of Brobeck, Phleger & Harrison LLP at 1633 Broadway, 47th Floor, New York, New York 10019 on Thursday, May 23, 2002 at 10:00 a.m. (Eastern Daylight time).

     Details of the business to be conducted at the Annual Meeting are given in the Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

     If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed Proxy Card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     The Proxy Statement and the accompanying Proxy Card are first being mailed to the Stockholders of Register.com, Inc. entitled to vote at the Annual Meeting on or about April 22, 2002.

     We look forward to seeing you at the Annual Meeting.

                                        Sincerely,

                                        /s/  Richard D. Forman

                                        RICHARD D. FORMAN
                                        PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                        CHAIRMAN OF THE BOARD OF DIRECTORS

                             YOUR VOTE IS IMPORTANT

   IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                               REGISTER.COM, INC.
                          575 EIGHTH AVENUE, 11TH FLOOR
                            NEW YORK, NEW YORK 10018

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD AT 10:00 A.M. MAY 23, 2002

                                -----------------

TO THE STOCKHOLDERS OF REGISTER.COM, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Register.com, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 23, 2002, at 10:00 a.m. (Eastern Daylight time) at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, for the following purposes:

     1. To elect seven directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

     2.   To approve the Amended and Restated 2000 Stock Incentive Plan which:
          (i) reduces the option grant that an eligible non-employee Board member receives upon initial appointment or election to the Board of Directors to 25,000 shares of Common Stock, (ii) revises the annual automatic option grants to non-employee Board members to grant each eligible non-employee Board member options to purchase 2,500 shares of Common Stock on a quarterly basis in lieu of the annual grant of an option to purchase 5,250 shares of Common Stock and (iii) amends the eligibility requirements to exclude from the initial and quarterly automatic non-employee director option grants individuals who, directly or indirectly, owned three percent of our voting stock as of March 3, 2000, and who are independently compensated for their membership on the Board of Directors;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements.

     Only stockholders of record at the close of business on April 5, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy Card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your Proxy in the manner described in this Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

     The Company's Annual Report on Form 10-K and 2001 Annual Report to Stockholders for the year ended December 31, 2001 are enclosed with this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/  Richard D. Forman

                                          Richard D. Forman
New York, New York                        PRESIDENT, CHIEF EXECUTIVE OFFICER AND
April 19, 2002                            CHAIRMAN OF THE BOARD OF DIRECTORS

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

IF YOU PLAN TO ATTEND: PLEASE NOTE THAT EACH STOCKHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT, AND PROOF OF OWNERSHIP OF COMPANY STOCK AS OF THE RECORD DATE, SUCH AS THE ENCLOSED PROXY OR A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

                               REGISTER.COM, INC.

                                -----------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002

                                -----------------

GENERAL

     This Proxy Statement is furnished to stockholders of record of Register.com, Inc., a Delaware corporation (the "Company"), as of April 5, 2002 in connection with the solicitation of proxies by the board of directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held on May 23, 2002 or at any adjournment or postponement (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th floor, New York, New York 10019. This Proxy Statement and accompanying Proxy Card are being mailed on or about April 22, 2002, to all stockholders entitled to vote at the Annual Meeting.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are to (i) elect seven directors, (ii) approve the Amended and Restated 2000 Stock Incentive Plan, (iii) ratify the appointment of
PricewaterhouseCoopers LLP as independent auditors, and (iv) act upon such other matters as properly come before the Annual Meeting. These proposals are summarized in the Notice and are described in more detail in this Proxy Statement.

VOTING

     On April 5, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 39,536,795 shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.0001 per share, were outstanding. At the Annual Meeting, each stockholder of record at the close of business on April 5, 2002 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at our principal executive offices, which are located at 575 Eighth Avenue, 11th Floor, New York, New York, 10018.

     All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote. The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, are necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

     If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the directors proposed by the Board of Directors, (ii) FOR the approval of the Amended and Restated 2000 Stock Incentive Plan and (iii) FOR the ratification of PricewaterhouseCoopers LLP, independent public accountants, as our auditors for the fiscal year ending December 31, 2002, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices at 575 Eighth Avenue, 11th Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in our Proxy Statement relating to, and for consideration at, the 2003 Annual Meeting of Stockholders, by submitting their proposals to us in a timely manner. Such proposals will be so included if received at our principal executive offices not later than December 21, 2002 and if they otherwise comply with the requirements of Rule 14a-8.

     Furthermore, our bylaws provide that nominations of persons for election to our Board of Directors and the proposal of business to be considered by the stockholders at the 2003 Annual Meeting may be made by any stockholder who is entitled to vote at the meeting, who complies with certain advance notice provisions and who is a stockholder of record at the time of giving such notice. The advance notice provisions provide, among other things, that notice of any nomination or proposal received by our Secretary at our principal executive offices not earlier than the close of business on January 23, 2003, nor later than the close of business on February 22, 2003 will be considered timely. The Proxy solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote in accordance with the recommendations of the Board of Directors on a stockholder proposal which is not considered timely under the advance notice provisions of our bylaws (and which does not comply with the requirements of Rule 14a-8).

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     The Board of Directors currently consists of seven persons. Each director elected will serve for a term of one year, expiring at the 2003 annual meeting of stockholders or until his or her successor has been duly elected and qualified. The nominees listed below are currently directors of the Company.

     The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by Proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect the directors. This means that the director nominee with the most affirmative votes for a particular position is elected for that position. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below. Withheld votes and abstentions have the effect of a vote "against" the nominee(s).

NOMINEES FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     TAHER ELGAMAL has served as one of our Directors since April 2002. Dr. Elgamal is the Chief Technical Officer and Co-Chairman of the Board at Securify, Inc. From 1998 to 2001, Dr. Elgamal served as Securify's Chief Executive Officer. Dr. Elgamal was the Chief Scientist at Netscape Communications from April 1995 until June 1998. He is currently a director of RSA Security, Inc., Phoenix Technologies, Hifn Inc. and ValiCert, Inc. Dr. Elgamal received his B.S. in Electrical Engineering from Cairo University in 1981, and his M.S. and Ph.D. in Computer Science from Stanford University in 1984.

     RICHARD D. FORMAN has been our Chief Executive Officer since March 1996 and our President since March 1998. He has served as one of our Directors since our inception in 1994 and as Chairman of the Board of Directors since May 1999. Since 1994, Mr. Forman has served as the President of Lease On Line, Inc., a real estate brokerage and management firm. In addition, Mr. Forman has managed real estate in the New York City area since August 1992. Mr. Forman was formerly a consultant with Booz Allen & Hamilton, Inc. in its New York City and Sydney, Australia offices. In 1987, Mr. Forman graduated from the University of Pennsylvania's Management and Technology Program, and received his B.S. in Economics from the Wharton School of Business and B.S. in Electrical Engineering from the Moore School of Electrical Engineering. In 1992, Mr. Forman received his M.S. in Real Estate from New York University. Mr. Forman is the brother of Peter A. Forman, one of our directors and co-founders.

     PETER A. FORMAN, our co-founder, has served as one of our Directors since our inception in 1994. Mr. Forman served as our President from our inception until March 1998 and as Chairman of the Board of Directors from our inception until May 1999. Since January 1998, Mr. Forman has been a Managing Member of Forman Capital Management, which specializes in investing and assisting early stage financial and technology companies. From February 1999 to July 2000, Mr. Forman served as President of WellSet, a consumer and commercial products manufacturing, marketing, and distribution company. From August 1983 until February 1999, Mr. Forman served as the Chief Executive Officer of Ben Forman & Sons, Inc., a wholesale consumer products manufacturer. Mr. Forman received his B.S. in Economics from the Wharton School of Business in 1983. Mr. Forman is the brother of the Company's President and Chief Executive Officer, Richard D. Forman.

     SAMANTHA McCUEN has served as one of our Directors since June 1999. Ms. McCuen is a Managing Director of Sandler Capital Management. She joined Sandler in January 1996 and is currently responsible for managing Sandler's technology and technology-related investments. Prior to January 1996, Ms. McCuen held both equity research and investment banking positions at Morgan Stanley where she specialized in enterprise software and Internet companies. Ms. McCuen is also a member of the board of directors of Infocrossing, Inc. Ms. McCuen received her B.A. in Economics from Lehigh University in 1990.

     MITCHELL I. QUAIN has served as one of our Directors since April 2001. Mr. Quain is a Principal at Charterhouse Group. He retired from ABN AMRO in December 2001, where he had served most recently as a Vice Chairman, having joined a predecessor company in 1997. From June 1975 to May 1997, Mr. Quain was a Managing Director at Schroders plc. He is currently a director of MagnaTek, Inc., Mechanical Dynamic, Inc.

Strategic Distribution, Inc. and Titan International. Mr. Quain received his B.S. in Electrical Engineering from the University of Pennsylvania in 1973 and his M.B.A. from Harvard Business School in 1975.

     JIM ROSENTHAL has served as one of our Directors since August 2000. He is the President of Television and New Media for New Line Cinema, a division of AOL Time Warner. His responsibilities include TV Sales and Distribution, TV Development and Production, Licensing and Merchandising as well as managing the company's online store and online auction site and overseeing web sites that promote the company's films and properties. He joined New Line in 1992 as head of Business Development. Prior to joining New Line, Mr. Rosenthal was a Senior Associate at Booz Allen & Hamilton, where he focused on business strategy and new business evaluation for media and entertainment clients. Mr. Rosenthal received his A.B. in Economics from Harvard College in 1985.

     REGINALD VAN LEE has served as one of our Directors since January 2000. Mr. Van Lee joined Booz Allen & Hamilton, Inc. in 1984 and has been a Vice President and Partner there since 1993. Mr. Van Lee, who specializes in international business strategy and management of technology-driven companies in the global communications, media and technology industries, is currently the Managing Partner of Booz Allen & Hamilton's New York City office, leader of the firm's U.S. media and entertainment practice and a member of the firm's board of directors. Mr. Van Lee received his B.S. in Civil Engineering in 1979 and his M.S. in Civil Engineering in 1980 from the Massachusetts Institute of Technology. In 1984, Mr. Van Lee received his M.B.A. from Harvard Business School.

DIRECTOR COMPENSATION

     Prior to the Annual Meeting, we paid our non-employee directors an annual fee of $4,000. Effective as of the first meeting of the Board of Directors on or after the date of the Annual Meeting, we will pay our non-employee directors an annual fee of $4,000 and an additional fee of $500 for each duly constituted regular or special meeting of the Board, Compensation Committee or Audit Committee that such director attends either in person or by teleconference. The maximum total compensation to be paid to any non-employee director cannot exceed $14,000 per calendar year. We currently do not provide additional compensation for committee participation or special assignments of the Board of Directors.

     Subject to stockholder approval of the Amended and Restated 2000 Stock Incentive Plan (the "Amended 2000 Plan"), under the Automatic Option Grant Program of the Amended 2000 Plan, each non-employee director, other than an individual who (i) as of March 3, 2000, directly or indirectly (including through an affiliate), owned three percent of the Company's voting stock and
(ii) is independently compensated for his/her Board membership (each, an "Eligible Non-Employee Director"), will receive a grant of options to purchase 25,000 shares of our Common Stock upon joining the Board of Directors, at an exercise price equal to the fair market value of our Common Stock on the close of business on the date of grant. In addition, each Eligible Non-Employee Director will receive, on a quarterly basis beginning on the date of the first regularly scheduled Board meeting following his initial election or appointment, an automatic option grant to purchase 2,500 shares of our Common Stock at an exercise price equal to the fair market value of our Common Stock on the close of business on the date of grant. Each grant under the Automatic Option Grant Program will have a minimum term of ten years, subject to earlier termination upon the optionee's cessation of service as a Board member. Subject to the option holder's continuing service as a director, 50% of the initial 25,000-share option grant will vest upon the first anniversary of the individual's becoming a director and 50% will vest upon the second anniversary; and each 2,500-share option grant will vest upon the director's completion of one year of Board service measured from the grant date. Each option will be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. Prior to the amendment of the Amended 2000 Plan as described above and in Proposal Two, the initial option grant to non-employee directors was for 35,000 shares of Common Stock and the automatic annual option grant was for 5,250 shares of Common Stock.

     In addition to the vesting provisions described above, all options granted under the Automatic Option Grant Program of the Amended 2000 Plan vest in full in the event of the optionee's cessation of service as a Board member by reason of his or her death or permanent disability, and are subject to accelerated vesting in the event of a "change in control" or "hostile take-over" as provided under the Amended 2000 Plan. See the description of the Automatic Option Grant Program under Proposal Two.

STOCK OPTION GRANTS

     Pursuant to the Automatic Option Grant Program of the Amended 2000 Plan, Reginald Van Lee received options to purchase 35,000 shares of our Common Stock with an exercise price of $24.00 upon his joining our Board. Fifty percent, or 17,500 of these options vested on January 26, 2001, the first anniversary of his becoming a Director, and the remaining fifty percent vested on January 26, 2002. In addition, in consideration for consulting services that Mr. Van Lee provided to us, we granted him options to purchase an additional 9,450 shares of our Common Stock, with an exercise price of $24.00. Fifty percent, or 4,725 of these options vested on January 26, 2001 and the remaining fifty percent vested on January 26, 2002.

     Pursuant to the Automatic Option Grant Program of the Amended 2000 Plan, Jim Rosenthal received options to purchase 35,000 shares of our Common Stock with an exercise price of $15.75 upon joining our Board. Fifty percent of these options vested on August 14, 2001, the first anniversary of his becoming a Director, and the remaining fifty percent will vest on August 14, 2002.

     Pursuant to the Automatic Option Grant Program of the Amended 2000 Plan, Mitchell I. Quain received options to purchase 35,000 shares of our Common Stock with an exercise price of $6.55 upon joining our Board. Fifty percent of these options will vest on April 24, 2002, the first anniversary of his becoming a Director, and the remaining fifty percent will vest on April 24, 2003.

     Pursuant to the Automatic Option Grant Program of the Amended 2000 Plan, Taher Elgamal received options to purchase 25,000 shares of our Common Stock with an exercise price of $8.52 upon joining our Board. Fifty percent of these options will vest on April 4, 2003, the first anniversary of his becoming a Director and the remaining fifty percent will vest on April 4, 2003.

     On July 24, 2001, the Board of Directors approved five option grants under the Discretionary Option Grant Program, each to purchase 2,500 shares of Common Stock, to each of Jim Rosenthal, Mitchell I. Quain and Reginald Van Lee, to be granted on the date of each of the regularly scheduled Board meetings until the Annual Meeting and at the December 18, 2001 Board meeting. On October 23, 2001, the Board of Directors approved four option grants under the Discretionary Option Grant Program to Peter Forman, each to purchase 2,500 shares of Common Stock, to be granted on the date of each regularly scheduled Board meeting until the Annual Meeting and at the December 18, 2001 Board meeting. These options will vest upon one year of Board service measured from the grant date. The Board approved these grants to non-employee directors to be made in lieu of a single annual grant of options and to provide that such grants would be made to all non-employee Board members other than individuals who, as of March 3, 2000, directly or indirectly (including through an affiliate), owned three percent of the Company's voting stock and who are independently compensated for their Board membership.

     In addition, on April 16, 2002, the Board approved a discretionary option grant to Reginald Van Lee to purchase 35,000 shares of our Common Stock and a discretionary option grant to Jim Rosenthal to purchase 25,000 shares of our Common Stock. The exercise price of these options is $8.65, the fair market value of our Common Stock on the close of business on April 16, 2002. Subject to Messrs. Van Lee's and Rosenthal's continuing service as directors, fifty percent of these options will vest on April 16, 2003 and the remaining fifty percent will vest on April 16, 2004. These options have a ten-year term, subject to earlier termination upon the optionee's cessation of services as a Board member, and other terms consistent with the terms of options granted under the Automatic Option Grant Program of the Amended 2000 Plan.

     RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

                    PROPOSAL TWO: APPROVAL OF THE AMENDED AND
                       RESTATED 2000 STOCK INCENTIVE PLAN

     The Company's stockholders are being asked to approve the Amended and Restated 2000 Stock Incentive Plan which:

     (i) amends the non-employee director Automatic Option Grant Program to reduce from 35,000 to 25,000 the number of shares subject to the option grant that an eligible non-employee Board member receives upon initial appointment or election to the Board of Directors;

     (ii) amends the non-employee director Automatic Option Grant Program to replace the annual 5,250 share option grant each eligible non-employee Board member receives with quarterly option grants, each to purchase 2,500 shares of Common Stock; and

     (iii) amends the definition of three percent stockholder to exclude from the initial and quarterly automatic non-employee director option grants, individuals who (i) as of March 3, 2000, directly or indirectly owned three percent of our voting stock, and (ii) are independently compensated for their membership on the Board of Directors.

     The Board of Directors adopted the Amended 2000 Plan on March 22, 2002, subject to stockholder approval as provided in this Proposal.

     The Board of Directors believes that amending the Automatic Option Grant Program is in the best interests of stockholders to ensure that the Company can continue to attract and retain qualified individuals to serve as members of the Board of Directors.

     The following is a summary of the principal features of the Amended 2000 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at 575 8th Avenue, 11th Floor, New York, New York 10018. The Amended 2000 Plan serves as the successor to the Company's 1997 Stock Option Plan and 1999 Stock Option Plan (the "Predecessor Plans") which terminated in connection with the initial public offering of the Company's Common Stock in March 2000. All outstanding options under the Predecessor Plans at the time of such termination were transferred to the Amended 2000 Plan. All the numbers in this summary reflect the 3.5 to 1 stock split effected by the Company in January 2000.

EQUITY INCENTIVE PROGRAMS

     The Amended 2000 Plan consists of five (5) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program, (iii) the Salary Investment Option Grant Program, (iv) the Automatic Option Grant Program for non-employee Board members, and (v) the Director Fee Option Grant Program for non-employee Board members. The principal features of each program are described below. Generally, the Board has the authority to administer the Amended 2000 Plan. The Board has delegated to the Compensation Committee of the Board the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee Board members. However, the Board may at any time reclaim its authority to administer those programs with respect to those persons. The Board has also delegated to the Compensation Committee the authority to make option grants and stock issuances under the Discretionary Option Grant and Stock Issuance Programs to individuals other than the Company's executive officers and non-employee Board members. However, the Board may at any time reclaim the authority to administer those programs with respect to those individuals and the Board may at any time appoint a secondary committee of one or more Board members to make option grants and stock issuances under those two programs to individuals other than the Company's executive officers and non-employee Board members. The Compensation Committee has complete discretion to select the individuals who are to participate in the Salary Investment Option Grant Program, but all grants made to the selected individuals are governed by the express terms of that program.

     The term Plan Administrator as used in this summary will mean the Board of Directors, the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Amended 2000 Plan. However, neither the Compensation Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program or Director

Fee Option Grant Program. All grants under those programs will be made in strict compliance with the express provisions of such programs.

SHARE RESERVE

     An aggregate of 8,851,340 shares of Common Stock has been reserved for issuance under the Amended 2000 Plan. This share reserve consists of (i) the 7,350,000 shares initially reserved for issuance under the Amended 2000 Plan,
(ii) the additional increase of 735,408 shares of Common Stock added to the reserve on January 2, 2001 pursuant to the automatic share increase provisions of the Amended 2000 Plan, and (iii) the additional increase of 765,932 shares of Common Stock added to the reserve on January 2, 2002 pursuant to the automatic share increase provisions of the Amended 2000 Plan. The share reserve will automatically be increased on the first trading day of January of each calendar year, by a number of shares equal to 2% of the total number of shares of Common Stock outstanding on the last trading day of the prior calendar year, subject to a maximum annual increase of 1,750,000 shares. Stockholder approval of this Proposal will also constitute a reapproval of the aggregate share reserve under the Amended 2000 Plan for purposes of Internal Revenue Code Section 162(m).

     No participant in the Amended 2000 Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 1,750,000 shares in the aggregate per calendar year. Stockholder approval of this Proposal will also constitute a reapproval of the 1,750,000-share limitation for purposes of Internal Revenue Code Section 162(m).

     The shares of Common Stock issuable under the Amended 2000 Plan may be drawn from shares of the Company's authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased on the open market.

     Shares subject to any outstanding options under the Amended 2000 Plan (including options transferred from the Predecessor Plans) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the Amended 2000 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the Amended 2000 Plan will be added back to the number of shares reserved for issuance under the Amended 2000 Plan and will accordingly be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the Amended 2000 Plan will not be available for reissuance.

     Should the exercise price of an option under the Amended 2000 Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Amended 2000 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Amended 2000 Plan, then the number of shares of Common Stock available for issuance under the Amended Plan will be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

ELIGIBILITY

     Officers and employees, non-employee Board members and independent consultants or advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Executive Officers and other highly paid employees are also eligible to participate in the Salary Investment Option Grant Program. Participation in the Automatic Option Grant Program and Director Fee Option Grant Programs is limited to non-employee members of the Board of Directors.

     As of April 5, 2002, five executive officers, six non-employee Board members and approximately 250 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Five of the six non-employee Board members were eligible to participate in the Automatic Option Grant Program, and all of the non-employee Board members were eligible to participate in the Director Fee Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the Amended 2000 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On April 5, 2002, the fair market value per share determined on such basis was $8.54.

DISCRETIONARY OPTION GRANT PROGRAM

     The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Unless otherwise determined by the Plan Administrator, each option will have an exercise price per share equal to the fair market value of the shares on the date of grant. No option will have a term in excess of ten years, and each option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares in which case the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The exercise price for the options may be paid in cash or in shares of our Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program which provide the holders with the right to surrender their outstanding options for an appreciation distribution from us equal to the excess of the value of the vested shares subject to the surrendered option over the aggregate exercise price payable for those shares. This appreciation distribution may be made in cash or in shares of Common Stock, as determined by the Plan Administrator. There are currently no outstanding tandem stock appreciation rights.

SALARY INVESTMENT OPTION GRANT PROGRAM

     The Compensation Committee has complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other individuals who are eligible to participate in the program for those years. As a condition to such participation, each executive officer and other highly compensated employee selected for participation must, prior to the start of the calendar year of participation, file with the Compensation Committee an irrevocable authorization directing the Company to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program. In return, the individual will automatically be granted, on the first trading day in the calendar year for which the salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our Common Stock on the grant date. The option exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the exercise price payable for those shares) will equal the salary reduction amount. In effect, the salary reduction serves as an immediate prepayment, as of the time of the option grant, of the remaining two thirds of the fair market value of the option shares. The option exercise price may be paid in any form of payment authorized under the Discretionary Option Grant Program. The option will become exercisable in a series of twelve (12) equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect and will become immediately exercisable in the event of certain changes in ownership or control of the Company. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three-year period measured from the date of the optionee's cessation of service.

     We have not yet implemented the Salary Investment Option Grant Program.

STOCK ISSUANCE PROGRAM

     Shares of Common Stock may be issued under the Stock Issuance Program at a price per share equal to the fair market value of the shares unless otherwise determined by the Plan Administrator and for such valid consideration under the Delaware General Corporation Law as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, shares of Common Stock may be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award.

     The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

     Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of Common Stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, eligible non-employee Board members will receive a series of option grants over their period of Board service. Eligible non-employee Board members are non-employee Board members other than those who (i) as of March 3, 2002, directly or indirectly (including through an affiliate), owned three percent of the Company's voting stock and
(ii) are independently compensated for his/her Board membership. Each eligible non-employee Board member will, at the time of his or her initial election or appointment to the Board, receive an option grant for 25,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, each eligible non-employee Board member who continues to serve will automatically be granted an option to purchase 2,500 shares of Common Stock on the date of each regularly scheduled quarterly Board meeting that occurs in a calendar quarter following the quarter of his or her initial election or appointment to the Board. There will be no limit on the number of such 2,500-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service, and eligible non-employee Board members who have previously been in the Company's employ will be eligible to receive one or more such option grants over their period of Board service.

     Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

     Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option grant will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 25,000-share automatic option grant will vest in a series of equal annual installments upon the optionee's completion of each year of Board service over the two (2)-year period measured from the grant date. The shares subject to each 2,500-share automatic grant will vest upon the optionee's completion of one
(1)-year of Board service measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service. The exercise price for automatic options may be paid in any of the forms permitted under the Discretionary Option Grant Program.

DIRECTOR FEE OPTION GRANT PROGRAM

     If the Director Fee Option Grant Program is put into effect in the future, each non-employee Board member may elect to apply all or a portion of any cash retainer fee to the acquisition of a special option grant. The option grant will automatically be made on the first trading day in January following the filing of the option-in-lieu-of-cash election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of our Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the exercise price payable for those shares) will equal the portion of the retainer fee subject to the director's election. In effect, the director-fee election will constitute a pre-payment of the remaining two-thirds of the fair market value of the option shares on the grant date.

     Stockholder approval of this Proposal will constitute pre-approval of each option granted pursuant to the provisions of the Director Fee Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with its terms.

     The option will become exercisable in a series of 12 equal monthly installments upon the optionee's completion of each month of Board service during the calendar year of the option grant, and will remain exercisable for the vested shares subject to the option until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the end of the three (3)-year period measured from the date of the optionee's cessation of Board service. However, should the optionee's service as a Board member cease by reason of death or permanent disability, then the option will immediately become exercisable for all the shares of Common Stock subject to the option, and will become immediately exercisable in the event of certain changes in ownership or control of the Company. The exercise price for director fee option grants may be paid in any of the forms permitted under the Discretionary Option Grant Program.

LIMITED STOCK APPRECIATION RIGHTS

     Each option granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program will include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, each outstanding option under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Program may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile tender offer over (ii) the exercise price payable per share under such option.

     Stockholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program and the subsequent exercise of that right in accordance with the foregoing terms.

PREDECESSOR PLANS

     All outstanding options under the Predecessor Plans which were transferred to the Amended 2000 Plan will continue to be governed by the terms of the agreements evidencing those options, and no provision of the Amended 2000 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Common Stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the Amended 2000 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

AWARDS UNDER THE AMENDED 2002 PLAN

     The table below shows, for the Company's Chief Executive Officer ("CEO"), the four other most highly compensated executive officers of the Company (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Amended 2000 Plan from January 1, 2001 through April 16, 2002, together with the weighted average exercise price payable per share and also discloses stock issuances under the Amended 2000 Plan during such period. The table below also includes the number of shares of Common Stock subject to option grants that will be made to non-employee directors under the Automatic Option Grant Program during the 2002 fiscal year assuming approval of this Proposal. Other than for grants to non-employee directors, the awards to be made under the Amended 2000 Plan after April 16, 2002 to the individuals or groups of individuals listed in the table below, and the exercise or purchase prices at which such grants will be made, are not determinable.

           NAME AND POSITION              NUMBER OF SHARES UNDERLYING OPTION    WEIGHTED AVERAGE EXERCISE PRICE PER
                                                        GRANTS                                  SHARE
Richard D. Forman......................                  50,000                          $   6.28
President and Chief Executive
Officer

Rene M. Mathis(1)                                       260,000                          $   7.87
Chief Financial Officer

Rajiv Samant (2)                                        350,000                          $  12.97
Chief Operating Officer

David W. Hirschler.....................                  75,000                          $   7.00
General Manager of Retail


Jack S. Levy ..........................                  60,000                          $   6.28
Vice President, General Counsel and
Secretary

Robert D. Gardos (3)...................                  80,000                          $   6.28
Chief Technology Officer
General Manager, Registry Advantage

Joseph E. LaManna......................                  10,000                          $   6.28
Vice President of Sales

All current executive officers as a                     795,000                          $   9.81
group (six persons)....................

All current non-employee directors as                    95,000(4)                       $   8.59
a group (six persons)..................
........................................                  25,000(5)                    Not determinable

All employees, including current                      1,524,440                          $   8.63
officers who are not executive
officers, as a group ( 243 persons) ...

----------
(1) Mr. Mathis also received a restricted stock grant of 26,667 shares at a purchase price of $0.001 per share pursuant to the Stock Issuance Program.

(2) Mr. Samant also received a restricted stock grant of 15,420 shares at a purchase price of $0.001 pursuant to the Stock Issuance Program.

(3) Mr. Gardos resigned from the Company on February 15, 2002. The number of shares presented reflects option grants though the date of Mr. Gardos' resignation.

(4)  Includes option grants to all non-employee directors as of April 16, 2002.

(5) Assuming all currently eligible non-employee directors remain in service through December 31, 2002, each will receive two automatic option grants of 2,500 shares each with exercise prices to be set on the dates of grant.

     As of April 16, 2002, 4,577,215 shares of Common Stock were subject to outstanding options under the Amended 2000 Plan, 993,914 shares of Common Stock had been issued under the Amended 2000 Plan, and 3,280,211 shares of Common Stock remained available for future issuance.

GENERAL PROVISIONS

ACCELERATION

     In the event there should occur a change in control of the Company, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become exercisable for all the option shares in the event the optionee's service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the Stock Issuance Program may also be structured to accelerate upon similar terms and conditions.

     The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The Plan Administrator may also structure stock issuances under the Stock Issuance Program so that those issuances will immediately vest upon a change in control. The shares subject to each option under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon any change in control transaction.

     A change in control will be deemed to occur upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

STOCKHOLDER RIGHTS AND OPTION TRANSFERABILITY

     No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members or to the optionee's former spouse, to the extent such transfer is in connection with the optionee's estate or pursuant to a domestic relations order.

CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Amended 2000 Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Amended 2000 Plan is to increase automatically each year (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Amended 2000 Plan per calendar year,
(iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Amended 2000 Plan and (vi) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the Predecessor Plans to the Amended 2000 Plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Amended 2000 Plan or the outstanding options thereunder.

FINANCIAL ASSISTANCE

     The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Amended 2000 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

AMENDMENT AND TERMINATION

     The Board may amend or modify the Amended 2000 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Amended 2000 Plan will terminate on the earliest of (i) January 25, 2010, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or
(iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

Options granted under the Amended 2000 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value of the purchased shares exceeds the exercise price paid for those shares will generally constitute an adjustment to the optionee's income for purposes of the alternative minimum tax, determined on the later of the date of exercise or the date the purchased shares become nonforfeitable. The optionee will also recognize taxable income in the year in which the purchased shares are sold or otherwise the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income, in the year of exercise of the option, an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     STOCK APPRECIATION RIGHTS. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

DIRECT STOCK ISSUANCES. The tax principles applicable to direct stock issuances under the Amended 2000 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) limits to $1 million per person the federal income tax deduction in respect of compensation paid in a calendar year to certain of the Company's executive officers. The Amended 2000 Plan contains provisions that permit the Company, on a grant-by-grant basis, to make awards of incentive stock options and non-statutory options that will qualify as performance-based compensation so that the compensation deemed paid upon the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of option shares as of the grant date may be excluded from the deduction limitation.

ACCOUNTING TREATMENT

Option grants under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the

Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

Option grants or stock issuances made under the Amended 2000 Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

In March 2000, the Financial Accounting Standards Board issued an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the interpretation, option grants made to non-employee consultants (but not non-employee Board members), will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. In addition, under the interpretation, any options which are repriced will also trigger a direct charge to the Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option and the date the option is exercised for those shares.

Should one or more individuals be granted tandem stock appreciation rights under the Amended 2000 Plan, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

STOCKHOLDER APPROVAL

     The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Amended 2000 Plan. Should such stockholder approval not be obtained, the 2000 Stock Incentive Plan will continue in effect without the changes to the Automatic Option Grant Program. Mr. Elgamal would be entitled to a grant of options to purchase 35,000 shares of our Common Stock, and the other non-employee directors who do not, directly or indirectly (including through an affiliate), own three percent of the Company's Common Stock, together with Mr. Elgamal, would receive an option grant to purchase 5,250 shares of Common Stock, beginning with the first annual stockholders meeting held after their initial grant was fully vested. Option grants and direct stock issuances may continue to be made under the 2000 Stock Incentive Plan until all the shares available for issuance under the 2000 Plan have been issued pursuant to such option grants and direct stock issuances or until it's earlier expiration or termination.

     RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN.

              PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public auditors for the Company during the 2001 Fiscal Year, to serve in the same capacity for the year ending December 31, 2002, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Although stockholder ratification of the selection of independent accountant is not required, the Board of Directors considers it desirable for the stockholders to vote upon this selection. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

FEES BILLED TO THE COMPANY BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL 2001

AUDIT FEES:

     An aggregate of approximately $398,000 was billed for professional services rendered for the audit of the Company's annual financial statements during the 2001 fiscal year and reviews of financial statements included in the Company's quarterly reports on Form 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

     The Company paid PricewaterhouseCoopers LLP approximately $175,000 to provide advice regarding financial information systems design and implementation during the 2001 fiscal year.

ALL OTHER FEES:

     Fees billed to the Company by PricewaterhouseCoopers LLP during the 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled approximately $588,000, primarily for the following professional services:

         Audit related services                               $ 209,000

         Income tax compliance and related tax services       $ 152,000

         Other consulting services                            $ 227,000

AUDITOR INDEPENDENCE:

     The Audit Committee of the Board of Directors has considered whether provision of the non-audit services described above is compatible with maintaining the independent accountant's independence and has determined that these services have not adversely affected PricewaterhouseCoopers LLP's independence.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 1, 2002, by (i) each director, (ii) the "Named Executive Officers" and (iii) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 575 8th Avenue, 11th Floor, New York, NY 10018.

                                                                                 SHARES BENEFICIALLY OWNED**
                                                                            ---------------------------------------
                                                                                NUMBER                 PERCENT
                                                                            -----------------  --------------------
EXECUTIVE OFFICERS
Richard D. Forman (1)..............................................              5,822,135              13.79%
Robert D. Gardos (2)...............................................                255,361                  *
David W. Hirschler (3) ............................................                 23,241                  *
Joseph E. LaManna (4) .............................................                 21,428                  *
Jack S. Levy (5)...................................................                140,915                  *
Rene M. Mathis (6).................................................                 46,667                  *
Walt Meffert Jr. ..................................................                    120                  *
Rajiv Samant (7) ..................................................                 52,202                  *
DIRECTORS
Taher Elgamal .....................................................                      -                  *
Peter A. Forman (8)................................................              3,350,688               8.38
Samantha McCuen (9)................................................              1,555,000               3.87
Mitchell I. Quain .................................................                 34,900                  *
Jim Rosenthal (10).................................................                 27,500                  *
Reginald Van Lee (11)..............................................                 44,450                  *
All directors and executive officers as a group (12 persons) (12)..             11,116,049              25.64

----------

*    Represents less than 1%.

** Gives effect to the shares of Common Stock issuable upon the exercise of all options exercisable within 60 days of April 1, 2002 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on shares of our Common Stock outstanding as of April 1, 2002. To the Company's knowledge, except as disclosed in this table, no other stockholder beneficially owned more than 5% of the outstanding shares of Common
     Stock as of April 1, 2002.

(1) Includes 3,023,913 shares of Common Stock held by RDF Ventures LLC, 37,800 shares of Common Stock held by the RDF 1999 Family Trust, warrants to purchase 699,717 shares of Common Stock at an exercise price of $0.97 per share, warrants to purchase 291 shares of Common Stock at an exercise price of $3.43 per share and currently exercisable options to purchase 2,070,833 shares of Common Stock at a weighted average price of $5.19 per share. Of these options, Mr. Forman does not have sole investment control over options to purchase 1,182,000 shares of Common Stock that are subject to a planned selling program pursuant to Rule 10b5-1 of the Exchange Act.

(2) Mr. Gardos resigned on February 15, 2002. Includes currently exercisable options to purchase 253,261 shares of Common Stock at a weighted average price of $3.92. All of Mr. Gardos' unexercised options will expire on May 15, 2002.

(3) Includes currently exercisable options to purchase 17,856 shares of Common Stock at a weighted average price of $7.00.

(4) Includes currently exercisable options to purchase 24,880 shares of Common Stock at a weighted average price of $8.94.

(5) Includes currently exercisable options to purchase 128,749 shares of Common Stock at a weighted average price of $10.42.

(6) Includes currently exercisable options to purchase 29,048 shares of Common Stock at a weighted average price of $6.10.

(7) Includes currently exercisable options to purchase 34,801 shares of Common Stock at a weighted average price of $12.97.

(8) Includes 2,417,361 shares of Common Stock held by Forman Capital Management, LLC, 350,000 shares of Common Stock held by Forman Capital Partners I, LP, warrants to purchase 548,247 shares of Common Stock at an exercise price of $0.97 per share and warrants to purchase 980 shares of Common Stock at an exercise price of $3.43 per share. Mr. Forman does not have sole investment control over an indeterminate number of the shares of Common Stock held by Forman Capital Management, LLC. Up to 229,803 shares during any three month period from March 1 through December 31, 2002, are subject to a planned selling program pursuant to Rule 10b5-1 of the Exchange Act.

(9) Includes 916,812 shares of Common Stock and warrants to purchase 186,200 shares of Common Stock at an exercise price of $3.43 per share owned by Sandler Capital IV Partners, LP, and 375,688 shares of Common Stock and warrants to purchase 76,300 shares of Common Stock at an exercise price of $3.43 per share owned by Sandler Capital IV FTE Partners, LP, Ms. McCuen is a Managing Director of Sandler Capital Management and may be deemed to share voting and investment power with respect to all shares beneficially owned by the Sandler Capital Entities. Ms. McCuen disclaims beneficial ownership of such shares except to the extent of her pecuniary interest in these entities.

(10) Includes currently exercisable options to purchase 17,500 shares of Common Stock at a weighted average price of $15.06.

(11) Includes currently exercisable options to purchase 44,450 shares of Common Stock at a weighted average price of $24.00.

(12) Includes: Taher Elgamal, Richard D. Forman, Peter A. Forman, Samantha McCuen, Mitchell I. Quain, Jim Rosenthal, Reginald Van Lee, Rene M. Mathis, David W. Hirschler, Jack S. Levy, Rajiv Samant and Walt Meffert Jr.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth our executive officers and directors, their ages and the positions they hold:

NAME                                             AGE                           POSITION
----                                             ---                           --------
Richard D. Forman..............................  37      President, Chief Executive Officer
                                                         and Chairman of the Board of Directors
Rene M. Mathis.................................  48      Chief Financial Officer
Walt Meffert Jr................................  36      Chief Technology Officer
Rajiv Samant...................................  43      Chief Operating Officer
David W. Hirschler.............................  40      General Manager of Retail
Jack S. Levy...................................  32      Vice President, General Counsel and Secretary
Taher Elgamal (2)..............................  46      Director
Peter A. Forman................................  40      Director
Samantha McCuen (2)............................  33      Director
Mitchell I. Quain (2)..........................  50      Director
Jim Rosenthal (1)..............................  38      Director
Reginald Van Lee (1)...........................  44      Director

----------
(1)  Member of compensation committee.
(2)  Member of audit committee.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

     RENE M. MATHIS has served as our Chief Financial Officer since March 2001. From September 1999 to March 2001, Mr. Mathis was the Chief Financial Officer for Internet Financial Network, Inc. an internet start-up, where he assisted the company in a $30 million financing as well as its merger with Entrypoint to form Infogate. From February 1998 to September 1999, Mr. Mathis was the Vice President and the Controller for Thomson Learning, an international educational publisher, where he was responsible for overseeing its financial and accounting shared services centers located in the United States and United Kingdom. From February 1994 to February 1998 Mr. Mathis was the Chief Financial Officer and a Director of The New York Media Group, where he led a management buyout. Mr. Mathis received his B.S in accounting from Northern Illinois University in 1975 and received his M.B.A. from the Stern School of Business at New York University in 1996.

     WALT MEFFERT JR. has served as our Chief Technology Officer since November 2001. From October 1999 to November 2001, Mr. Meffert served as the Vice President of Enterprise Application Engineering at Macromedia, Inc. From January 1998 to October 1999, Mr. Meffert served as the Director of the Electronic Commerce-Internet Center at Bell Atlantic where his responsibilities included information technology software development. From 1990 to 1998, Mr. Meffert managed the Internet Consulting and Systems Integration team at General Electric Company. Mr. Meffert received his B.S. in Computer Science from the University of Maryland in 1990 and his M.S. in Computer Science from The Johns Hopkins University in 1993.

     RAJIV SAMANT has served as our Chief Operating Officer since June 2001. From May 2000 to June 2001, Mr. Samant was the Executive Vice President and General Manager of Go.com (formerly Infoseek) where he oversaw multiple operational functions including development, marketing, finance and strategy. From 1996 to 2000, he worked at IBM, where he served as the General Manager of IBM's Unix Operating System, the Vice President of ISV and OEM Programs, and the Vice President of Business Development. Mr. Samant worked at McKinsey & Company, Inc., where he had served most recently as a Senior Engagement Manager, from 1990 to 1996 and he specialized in the computer, telecommunications and electronics industries. From 1985 to 1988, Mr. Samant worked at Intel Corporation where he served first as a Product Development Engineer, and later as a Product Development Manager. Mr. Samant received his B.S. in Mechanical Engineering and Operations Research from the Indian Institute of Technology (Bombay) in 1982, his M.S. in Computer Science from the University of Wisconsin (Madison) in 1985, and his M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology in 1989.

     DAVID W. HIRSCHLER has served as our General Manager of Retail since July 2001, and from December 2000 until July 2001, he served as our Vice President of Global Marketing. From January 2000 to January 2001,

Mr. Hirschler was the Vice President of Marketing for Vault.com, where he ran the company's marketing and product development operations. From June 1997 to December 2000, Mr. Hirschler was the Category Director of oral care products for Unilever where he ran the company's domestic oral care division. From January 1996 to June 1997, Mr. Hirschler was the Director of Marketing for Remy Cointreau S.A., where he managed the company's liqueur business in North and South America. From April 1991 to January 1996 Mr. Hirschler held various marketing positions at Colgate Palmolive. Mr. Hirschler received his B.A. from the University of Rochester in 1983 and received his M.B.A. from the J.L. Kellogg School of Management at Northwestern University in 1988.

     JACK S. LEVY has served as our Vice President, General Counsel and Secretary since August 2001 and was General Counsel and Secretary from October 1999 until August 2001. From September 1996 until October 1999, Mr. Levy was an associate in the corporate department of Willkie Farr & Gallagher. Mr. Levy received his B.A. in Government from Harvard College in 1992 and his J.D. from Columbia Law School in 1996.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning the compensation earned for each of the last three years by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2001. In addition, Messrs. Gardos and LaManna are also included in the table because they would have been among the four most highly compensated executive officers of the Company on the last day of the 2001 fiscal year had they remained executive officers of the Company until the end of the year. The listed individuals are hereinafter referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION AWARDS
                                                    ANNUAL COMPENSATION(1)              UNDERLYING
                                                    ----------------------     ------------------------------
                                                                              RESTRICTED         SECURITIES       ALL OTHER
                                                                            STOCK AWARDS ($)     UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR     SALARY($)   BONUS($)   ----------------       OPTIONS            ($)
-----------------------------------------   ----    ----------  ---------                       ------------    --------------
Richard D. Forman........................   2001   $ 204,616   $ 200,000              --               50,000
President and Chief Executive               2000     200,000      25,000              --              525,000               --
Officer                                     1999     162,737      30,000              --                   --               --


Rene M. Mathis (2).......................   2001   $ 173,942   $  50,000       $ 150,000              260,000               --
Chief Financial Officer                     2000          --          --              --                   --               --
                                            1999          --          --              --                   --               --

Rajiv Samant (3).........................   2001   $ 118,269   $  75,000       $ 200,000              350,000               --
Chief Operating Officer                     2000          --          --              --                   --               --
                                            1999          --          --              --                   --               --

David W. Hirschler (4)...................   2001   $ 193,846   $  53,000              --               75,000               --
General Manager of Retail                   2000          --      50,000              --                   --               --
                                            1999          --          --              --                   --               --

Jack S. Levy (5).........................   2001   $ 157,692   $  40,000              --               60,000               --
Vice President, General Counsel and         2000     121,811      25,000              --               70,875        $  75,000(6)
Secretary
                                            1999     18,344           --              --                   --        $  25,000(7)

Robert D. Gardos (8).....................   2001   $ 182,308   $      --              --               80,000
Chief Technology Officer                    2000     133,269      75,000              --              101,500               --
General Manager, Registry                   1999     88,538       50,000              --              105,000               --
Advantage

Joseph E. LaManna (9)....................   2001   $ 220,818   $  80,684              --               10,000               --
Vice President of Sales                     2000      31,000      20,000              --                   --               --
                                            1999          --          --              --                   --               --

----------
(1) In accordance with the rules of the Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the per person aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of total annual salary and bonuses for each of such Named Executive Officers for the years ended 1999, 2000 and 2001.

(2) Rene M. Mathis started with us in March 2001. His rate of annual salary in 2001 was $225,000. Mr. Mathis' received a restricted stock award for 26,667 shares of our Common Stock on March 12, 2001, at which date the closing price per share was $5.625. At December 31, 2001, the aggregate market value of these shares was $306,668.

(3) Rajiv Samant started with us in June 2001. His rate of annual salary in 2001 was $250,000. Mr. Samant received a restricted stock award for 15,420 shares of our Common Stock on June 28, 2001, at which date the closing price per share was $12.97. At December 31, 2001, the aggregate market value of these shares was $177,330.

(4) David W. Hirschler started with us in December 2000. His rate of annual salary in 2001 was $200,000.

(5)  Jack S. Levy started with us in October 1999.

(6) Consists solely of special bonus payments paid under Mr. Levy's employment agreement.

(7)  Consists solely of a signing bonus.

(8)  Robert Gardos resigned in February 2002.

(9) Mr. LaManna started with us in September 2000. As of July, 2001, Mr. LaManna ceased to be an executive officer.

STOCK OPTION GRANTS

     The following table contains information concerning the stock options granted to the Named Executive Officers during the year ended December 31, 2001. All the grants were made under the Company's 2000 Stock Incentive Plan. The Company has not granted any stock appreciation rights.

                OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2001

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                          % OF TOTAL                             AT ASSUMED ANNUAL RATES OF
                             NUMBER OF     OPTIONS                              STOCK PRICE APPRECIATION FOR
                               SHARES     GRANTED TO                                   OPTION TERM (3)
                             UNDERLYING   EMPLOYEES     EXERCISE                -----------------------------
                              OPTIONS     IN FISCAL    PRICE PER    EXPIRATION
NAME                        GRANTED (1)    YEAR (2)      SHARE         DATE           5%            10%
--------------------------  ----------    -----------  ---------    ----------- --------------  -------------
Richard D. Forman........       50,000        1.87%     $  6.28        3/7/11   $   197,510     $   500,531

Rene M. Mathis...........      160,000        5.98         5.63       3/12/11       566,005       1,434,368
                               100,000        3.74        11.45        8/3/11       720,084       1,824,835

Rajiv Samant.............      350,000       13.09        12.97       6/28/11     2,854,867       7,234,794

David W. Hirschler.......       75,000        2.80         7.00       1/22/11       330,170        836,715

Jack S. Levy.............       60,000        2.24         6.28        3/7/11       237,013        600,637

Robert D. Gardos.........       80,000        2.99         6.28        3/7/11       316,017        800,849

Joseph E. LaManna........       10,000        0.37         6.28        3/7/11        39,502        100,106

(1) The options shown in this table become exercisable in 42 equal monthly installments upon the optionee's completion of each month of service commencing on the date six months after the date of grant. In the event of certain change of control transactions of the Company, the options will become immediately exercisable if not assumed or replaced with comparable rights.

(2) During 2001, the Company granted employees options to purchase an aggregate of 2,674,088 shares of Common Stock.

(3) The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

OPTION EXERCISE AND YEAR-END VALUES

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2001 Fiscal Year and unexercised options held by them at of the end of that fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                SHARES                                 YEAR END                 DECEMBER 31, 2001 (2)
                              ACQUIRED ON       VALUE        ----------------------------    ---------------------------
NAME                          EXERCISE (#)   REALIZED (1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------       ------------   ------------    -----------    -------------    -----------    -------------
Richard D Forman........         522,000     $  4,858,165     1,507,761         295,239      $ 12,786,589      $  236,091
Rene M. Mathis..........               -                -        15,238         244,762            89,523         855,477
Rajiv Samant............               -                -         8,333         341,668              -                  -
David W. Hirschler......               -                -        12,499          62,501            56,246         281,255
Jack S. Levy............          10,000           70,510       100,651         142,724           634,022         811,982
Robert D. Gardos........         101,800          852,192       131,485         158,215           882,557         653,011
Joseph E. LaManna.......               -                -        18,809          66,191            96,485         340,078

----------

(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Based upon the market price of $11.50 per share, determined on the basis of the closing selling price per share of Common Stock on the Nasdaq National Market on December 31, 2001, less the option exercise price payable per share.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with each of Richard D. Forman, our President and Chief Executive Officer and Jack S. Levy, our Vice President, General Counsel and Secretary. We also have a letter agreement with Rene M. Mathis, our Chief Financial Officer, and Rajiv Samant, our Chief Operating Officer.

     RICHARD D. FORMAN

     Mr. Forman's employment agreement with us became effective as of February 27, 2000 and has an initial term of 42 months, with automatic renewal for successive one-year terms unless we or Mr. Forman give notice of cancellation at least 90 days prior to the expiration of the agreement. The agreement entitles Mr. Forman to receive a base salary of $200,000 per year, discretionary annual bonuses and fringe benefits such as medical and dental coverage, short and long term disability and life insurance.

     In addition, we granted Mr. Forman stock options under our 2000 Stock Incentive Plan to purchase up to 525,000 shares of Common Stock, of which:

     -    options to purchase 175,000 shares have an exercise price of $26.40;

     -    options to purchase 175,000 shares have an exercise price of $33.60;
          and

     -    options to purchase 175,000 shares have an exercise price of $38.40.

     These stock options are to vest in equal monthly amounts over a 42-month period, as long as Mr. Forman is employed by us. The options with an exercise price of $26.40 will vest first, over a 14-month period beginning on the date of the grant; the options with an exercise price of $33.60 will vest over the following 14 months; and the option with an exercise price of $38.40 will vest over the remaining 14 months of the 42-month period.

     The vesting of Mr. Forman's stock options will accelerate in full upon the termination of Mr. Forman's employment by us without cause or by him for good reason. In addition, if his employment is terminated without cause or for good reason, Mr. Forman will be entitled to a lump-sum severance payment in an amount equal to one month's base salary multiplied by the number of months remaining in the contract term or 12 months, whichever number is greater. He would also be entitled to medical and dental benefits for himself and his eligible dependents under COBRA for a period of 18 months following the date of termination to be paid by the Company. Mr. Forman is also entitled to an additional payment in order to compensate him for any "golden parachute" excise tax that he incurs as a result of receiving the severance payments and benefits provided for in the employment agreement.

     In addition, if Mr. Forman's employment is terminated without cause or for good reason, or due to his death or disability, he will be entitled to any earned but unpaid salary, as well as accrued but unused vacation, any unpaid bonus accrued prior to the date of termination, a pro rata bonus for the year in which the termination occurs, reimbursement for business expenses and any payments or benefits due under our policies or benefit plans. Mr. Forman may terminate his employment upon one month's written notice to us.

     Mr. Forman is prohibited under his employment agreement from using or disclosing any of our confidential information at any time in the future and has assigned to us all rights to any inventions he develops during his employment that pertain to our business or that are developed during work time or using our material or facilities. Mr. Forman is also prohibited from competing with us or soliciting any of our customers or employees during his employment and for a period of one year thereafter.

     In connection with Mr. Forman's prior employment agreement with us, he received options to purchase up to 1,750,000 shares of Common Stock, of which options with respect to 1,182,000 shares remain outstanding, including:

     - options to purchase 307,000 shares at an exercise price of $0.46 per share;

     - options to purchase 350,000 shares at an exercise price of $0.86 per share; and

     - options to purchase 525,000 shares at an exercise price of $1.71 per share.

All of Mr. Forman's options under his prior employment agreement are fully vested and are exercisable at any time prior to January 4, 2003.

     JACK S. LEVY

     Mr. Levy's employment agreement with us became effective as of October 11, 1999. The agreement provides for a one-year term, followed by extensions of 45-day periods, unless terminated by either party. Mr. Levy is entitled to an annual salary of at least $116,327 and received a signing bonus of $25,000. Mr. Levy also received a $50,000 cash bonus in connection with the closing of our initial public offering and a $25,000 cash bonus at the one-year anniversary of the closing of our initial public offering.

     We also granted Mr. Levy options to purchase up to 122,500 shares of our Common Stock at an exercise price of $1.43 per share. These options began to vest in January 2000 in 41 monthly installments of 2,916 shares and a final monthly installment of 2,944 shares. We also granted Mr. Levy options to purchase 52,500 shares of our Common Stock at an exercise price per share of $24.00. These options began to vest on a monthly basis over a period of 42 months following the closing of our initial public offering. The vesting of these options will accelerate upon the earlier of:

     - our change in control, in which case vesting will accelerate to the six-month anniversary of the closing of the transaction; or

     - the termination of Mr. Levy's employment by us without cause or by him for good reason following our change in control, in which case vesting will accelerate to the date of his termination.

     If Mr. Levy's employment is terminated by us without cause or by him for good reason following our change in control, the vesting of any of these options that would have vested through the expiration of the employment term had the termination not occurred will be accelerated to the date of the termination. In addition, we would be required to pay Mr. Levy his salary until the scheduled expiration of his employment agreement. If Mr.

Levy's employment is terminated due to death or for good cause, or a voluntary resignation, he will not be entitled to any compensation from us other than the payment of any accrued base salary, bonuses and benefits.

     RENE M. MATHIS

     We have a letter agreement dated March 12, 2001 with Mr. Mathis which confirms the terms of his employment. The letter provides that his employment will be "at will" and may be terminated at any time by either party. Mr. Mathis is entitled to an annual salary of $225,000, which will be reviewed on an annual basis and an annual bonus of not less than $50,000. Pursuant to this agreement, we also granted Mr. Mathis options to purchase 160,000 shares of our Common Stock at an exercise price of $5.625. These options began vesting on September 12, 2001 and vest ratably on a monthly basis for a period of 42 months.

     We also issued Mr. Mathis 26,667 restricted shares of our Common Stock at a purchase price of $0.001 per share. These shares are subject to our repurchase right which expires on March 12, 2004. In the event of our change in control, if our repurchase right is not assigned to our successor corporation, then immediately prior to such change in control, our repurchase right shall automatically lapse in its entirety and Mr. Mathis' restricted shares shall vest in full.

     The letter agreement provides that if Mr. Mathis' employment with us is terminated without cause at any time, he will receive that portion of his bonus prorated for any partial year since the last bonus payment and our repurchase right with respect to the 26,667 restricted shares of our Common Stock will lapse proportionately based on the number of months he worked for us. If Mr. Mathis is terminated without cause after the first 12 months of his employment, he will receive his base salary for a period of three months from the effective date of notice of termination.

     RAJIV SAMANT

     We have a letter agreement dated June 28, 2001 with Mr. Samant which confirms the terms of his employment. The letter provides that his employment will be "at will" and may be terminated at any time by either party. Mr. Samant is entitled to an annual salary of $250,000, which will be reviewed on an annual basis and an annual bonus with a value of up to $150,000, payable 50% in cash and 50% in fully-vested shares of our Common Stock. We also granted Mr. Samant options to purchase 350,000 shares of our Common Stock at an exercise price of $12.97. These options began vesting on December 28, 2001 and vest ratably on a monthly basis for a period of 42 months. However, in the event Mr. Samant is terminated without cause or resigns with good reason, within one year following our change in control, the vesting of the options will accelerate as if he had continued to be employed for a six-month period subsequent to the date of such termination or resignation.

     We also issued Mr. Samant 15,420 restricted shares of our Common Stock at a purchase price of $0.001 per share. These shares are subject to our repurchase right which expires on June 28, 2004. In the event of our change in control, if our repurchase right is not assigned to our successor corporation, then immediately prior to such change in control, our repurchase right shall automatically lapse in its entirety and Mr. Samant's restricted shares shall vest in full.

     The letter agreement provides that if Mr. Samant's employment is terminated by us without cause or by him for good reason at any time, our repurchase right will lapse proportionately based on the number of months he worked for us. In addition, he will receive his base salary for a period of six months from the effective date of notice of termination.

ATTENDANCE AT BOARD AND COMMITTEES MEETINGS

     The Board of Directors held ten meetings and acted by unanimous written consent one time during the fiscal year ended December 31, 2001 (the "2001 Fiscal Year"). The Board of Directors has a standing Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. The Audit Committee held six meetings during the 2001 Fiscal Year. The Compensation Committee held one meeting and acted by unanimous written consent eleven times during the 2001 Fiscal Year. Each director attended or participated in 75% or more of (i) the meetings of the Board of Directors and
(ii) the meetings held by all committees of the Board of Directors on which such director served during the 2001 Fiscal Year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 2001 Fiscal Year, the Compensation Committee consisted of two directors, Jim Rosenthal and Reginald Van Lee. No interlocking relationship has existed between the members of the Company's Compensation Committee and the board of directors or compensation committee of any other company.

     REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company, including among other things, annual salaries and bonuses and incentive compensation arrangements. The Compensation Committee is also responsible for the administration of the Company's employee stock purchase plan and the Amended and Restated 2000 Stock Incentive Plan. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers for 2001.

     GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation, as well as upon each executive officer's level of performance. In determining executive compensation for 2001, the Compensation Committee retained a compensation consultant, evaluated the compensation scale of other Internet companies and considered the Company's progress over the last year.

     FACTORS The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for the fiscal year 2001 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

     BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

     ANNUAL BONUS. During the last year, the executive officers of the Company were eligible for discretionary annual bonuses, as determined by the Compensation Committee. Among factors considered in determining the bonus were personal performance and the Company's achievements and performance.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options and direct stock issuances. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in monthly installments over a forty-two month period (following a six month waiting period), contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates. Restricted stock (subject to forfeiture to the Company upon termination of employment) was issued to Messrs. Mathis, Samant and Meffert. The restricted stock vests in full 3 years after the date of grant, subject to the executive officer's continued employment with the Company; provided that in the event of his termination of employment without cause (as defined in each officer's letter agreement), a pro rata portion of the stock will vest, based on his length of service during the 3 year vesting period.

     The number of shares subject to each option grant or stock issuance is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the term of the award and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options or shares of Common Stock held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative share holdings of the Company's executive officers. Stock options to purchase an aggregate of 901,800 shares of Common Stock were granted to our executive officers in 2001 and direct stock issuances for an aggregate of 54,679 shares were granted to our executive officers in 2001.

     CEO COMPENSATION. The plans and policies discussed above were the basis for the 2001 compensation of the Company's Chief Executive Officer, Mr. Richard D. Forman. Based on this assessment, Mr. Forman received a base salary of $204,616 for the fiscal year 2001 and a bonus of $200,000. The increase in Mr. Forman's bonus from last year was determined based on the report of the compensation consultant referenced above and brings his total cash compensation in line with that paid to other CEOs in our industry. Options to purchase 50,000 shares of our Common Stock were granted to Mr. Forman in fiscal year 2001; as of April 1, 2002 he holds a total of 1,757,000 unexercised stock options.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one calendar year. This limitation will apply to all compensation which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Amended and Restated 2000 Stock Incentive Plan contains certain provisions which permit the Company, on a grant-by-grant basis, to make awards of stock options (with an exercise price equal to or greater than fair market value of the Common Stock on the date of grant) that will qualify as performance-based compensation so that any compensation deemed paid in connection with those options will be excluded from the 162(m) limitation. The Compensation Committee considers this among all factors taken into account when setting compensation policy and making individual compensation decisions.

     The Compensation Committee does not expect that the Company would be denied a deduction under Code Section 162(m) for compensation paid during 2001; however, it is possible that in some future year, a portion of the compensation payable to an executive officer will not be deductible under 162(m). Although not anticipated, in some cases the Compensation Committee may elect to exceed the deductible limits. This may be necessary for the Company to meet competitive market pressures and to ensure that it is able to attract and retain top talent to successfully lead the organization.

Submitted by:
              Jim Rosenthal
              Reginald Van Lee

MEMBERSHIP OF THE AUDIT COMMITTEE

     The Audit Committee currently consists of three directors, Taher Elgamal, Samantha McCuen and Mitchell I. Quain. Mr. Elgamal was appointed to the Audit Committee on April 4, 2002.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     THE FOLLOWING IS THE REPORT OF THE AUDIT COMMITTEE WITH RESPECT TO THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, INCLUDED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K. THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING.

     ROLE OF THE AUDIT COMMITTEE

     Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers, Inc. listing standards. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial information, systems of internal controls and financial reporting process. The Audit Committee operates under a written charter adopted by the Board of Directors.

     REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accounts, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP from the Company.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Submitted by:
              Samantha McCuen
              Mitchell I. Quain

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our Common Stock on March 3, 2000 (the day our shares commenced trading) through December 31, 2001 with the cumulative total return of $100 invested in the JP Morgan H&Q Technology Index and the Nasdaq Stock Market (U.S.) Index.

[CHART OF COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN
AMONG REGISTER.COM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE JP MORGAN H & Q TECHNOLOGY INDEX]

                                                                JP MORGAN H&Q           NASDAQ STOCK
                                     REGISTER.COM, INC.          TECHNOLOGY             MARKET (U.S.)
                                     ------------------         -------------           --------------
March 3, 2000................            $   100.00              $   100.00               $   100.00
December 29, 2000............                 12.23                   50.41                    50.17
December 31, 2001............                 20.09                   34.85                    39.81

----------
Notes:

(1) The graph covers the period from March 3, 2000, the first trading day of the Common Stock following the Company's initial public offering of shares of its Common Stock, to December 31, 2001.

(2) The graph assumes that $100 was invested at the market close on March 3, 2001 in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS MADE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE

FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE COMPENSATION COMMITTEE REPORT, THE AUDIT COMMITTEE REPORT, AUDIT COMMITTEE CHARTER, REFERENCE TO THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS AND THE STOCK PERFORMANCE GRAPH ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Richard D. Forman is the President and principal owner of Lease On Line. We pay $500 a month to one of Lease On Line, Inc.'s employees for facilities management services provided to us. We have also issued options to purchase 5,000 shares of our Common Stock to this employee. In addition, we provided Lease On Line the use of approximately 200 square feet of our office space and various office services without charge.

     On July 25, 2001 we loaned Rajiv Samant, our Chief Operating Officer, $97,463.32 for the payment of withholding taxes in connection with restricted shares of our Common Stock we granted to him when he began working for us. Mr. Samant is personally liable to us for the full loan amount. The loan accrues interest at a rate of 4.11% per annum, compounded annually and becomes due and payable in full on June 28, 2004. The Company will forgive the principal and interest due and under the loan in three equal annual installments, commencing on the first anniversary of Mr. Samant's start date, provided he remains employed by the Company. Should Mr. Samant's employment be terminated by the Company without cause or by either the Company or Mr. Samant with good reason, the unpaid principal and interest due under the loan shall be forgiven in full.

     On August 7, 2001 we loaned Rene M. Mathis, our Chief Financial Officer, $70,137.38 for the payment of withholding taxes in connection with restricted shares of our Common Stock we granted to him when he began working for us. Mr. Mathis is personally liable to us for the full loan amount. The loan accrues interest at a rate of 3.9% per annum, compounded annually and becomes due and payable in full on March 12, 2004. The Company will forgive the principal and interest due and under the loan in three equal annual installments, commencing on the first anniversary of Mr. Mathis' start date, provided he remains employed by the Company. Should Mr. Mathis' employment be terminated by the Company without cause or by either the Company or Mr. Mathis with good reason, the unpaid principal and interest due under the loan shall be forgiven in full.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of our Board of Directors, our executive officers and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2001 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of greater than ten percent of our Common Stock, except that, due to a clerical error, one late report was filed by Mr. R. Forman, with respect to a Form 4, to add an exercise of a stock option and five sales, and one late report was filed by Mr. R. Gardos, with respect to four stock option exercises and four sales. The reports were promptly filed upon discovery of the oversight.

ANNUAL REPORT

     A copy of the Annual Report of the Company for the 2001 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

     The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 14, 2002. Stockholders may obtain a copy of this report, without charge, by writing to the Secretary of the Company, at the Company's principal executive offices located at 575 Eighth Avenue, 11th Floor, New York, New York 10018.

                                                                      APPENDIX A

                               REGISTER.COM, INC.

                              AMENDED AND RESTATED

                            2000 STOCK INCENTIVE PLAN

                        (EFFECTIVE AS OF MARCH 22, 2002)

                                  ARTICLE ONE

                               GENERAL PROVISIONS

     I.   PURPOSE OF THE PLAN

     This 2000 Stock Incentive Plan is intended to promote the interests of Register.com, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A. The Plan shall be divided into five separate equity incentive programs:

               (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               (ii) the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special options,

               (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

               (iv) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive options at periodic intervals to purchase shares of Common Stock, and

               (v) the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

     B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

     A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board unless otherwise determined by the Board. Beginning with the Section 12 Registration Date, the following provisions shall govern the administration of the Plan:

               (i) The Board shall have the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to
     Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee.

               (ii) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

               (iii) Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs.

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority subject to the provisions of the Plan:

               (i) to establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the awards thereunder and to resolve any and all ambiguities thereunder;

               (ii) to determine, with respect to awards made under the Discretionary Option Grant and Stock Issuance Programs, which eligible persons are to receive such awards, the time or times when such awards are to be made, the number of shares to be covered by each such award, the vesting schedule (if any) applicable to the award, the status of a granted option as either an Incentive Option or a Non-Statutory Option and the maximum term for which the option is to remain outstanding;

               (iii) to amend, modify or cancel any outstanding award with the consent of the holder or accelerate the vesting of such award; and

               (iv) to take such other discretionary actions as permitted pursuant to the terms of the applicable program.

Decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties.

          C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options or stock issuances under the Plan.

     IV. ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

               (i)  Employees,

               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

          C. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

     V. STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed Eight Million Eight Hundred Fifty-one Thousand Three Hundred Forty (8,851,340) shares, subject to the automatic share increase described in Paragraph V.B. below. Such authorized share reserve shall consist of (i) the Seven Million Three Hundred Fifty Thousand (7,350,000) shares initially reserved for issuance under the Plan, (ii) an additional 735,408 shares added on January 2, 2001 pursuant to the automatic share increase provisions of the Plan, and (iii) an additional 765,932 shares added on January 2, 2002 pursuant to the automatic share increase provisions of the Plan.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with the calendar year 2001, by an amount equal to two percent (2%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall such annual increase exceed One Million, Seven Hundred Fifty Thousand (1,750,000) shares.

          C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than One Million, Seven Hundred Fifty Thousand (1,750,000) shares of Common Stock in the aggregate per calendar year.

          D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent those options expire, terminate or are cancelled for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under the Plan shall NOT be available for subsequent issuance.

          E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans.

Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

     I.   OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   EXERCISE PRICE.

               (1) The exercise price per share shall be fixed by the Plan Administrator at the time of the option grant and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the option grant date.

               (2) The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Seven and the documents evidencing the option, be payable in one or more of the following forms:

                    (ii)    in cash or check made payable to the Corporation;

                    (iii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (iv) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   CESSATION OF SERVICE.

               1. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.-

                    (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                    (iv) Should the Optionee's Service be terminated for Misconduct or should the Optionee engage in Misconduct while his or her options are outstanding, then all such options shall terminate immediately and cease to be outstanding.

               (1) The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:

                    (i) to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service to such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) to permit the option to be exercised, during the applicable post-Service exercise period, for one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee's death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime (i) as a gift to one or more members of the Optionee's immediate family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which more than fifty percent (50%) of the voting interests are owned by one or more such family members or (ii) pursuant to a domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

     II. INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

          A. ELIGIBILITY. Incentive Options may only be granted to Employees.

          B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. Each option outstanding at the time of a Change in Control but not otherwise fully-vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or
(iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. Each option outstanding at the time of the Change in Control shall terminate as provided in Section III.C. of this Article Two.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

          D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

          E. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Change in Control, whether or not those options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall not be assignable in connection with such Change in Control and shall terminate upon the consummation of such Change in Control.

          F. The Plan Administrator may at any time provide that one or more options will automatically accelerate upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall immediately terminate upon such Involuntary Termination.

          G. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Hostile Take-Over. Any such option shall become exercisable, immediately prior to the effective date of such Hostile Take-Over, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall terminate automatically upon the consummation of such Hostile Take-Over. Alternatively, the Plan Administrator may condition such automatic acceleration and termination upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term.

          H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     IV. STOCK APPRECIATION RIGHTS

     The Plan Administrator may, subject to such conditions as it may determine, grant to selected Optionees stock appreciation rights which will allow the holders of those rights to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Option Surrender Value of the number of shares for which the option is surrendered over (b) the aggregate exercise price payable for such shares. The distribution may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

     I. OPTION GRANTS

     The Primary Committee may implement the Salary Investment Option Grant Program for one or more calendar years beginning after the Underwriting Date and select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for each such calendar year. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000) nor more than Fifty Thousand Dollars ($50,000). Each individual who files such a timely election shall be granted an option under the Salary Investment Grant Program on the first trading day in January for the calendar year for which the salary reduction is to be in effect.

     II. OPTION TERMS

     Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below.

          A.   EXERCISE PRICE.

               2. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               3. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                           X = A/(B X 66-2/3%), where

                           X is the number of option shares,

                           A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

                           B is the Fair Market Value per share of Common Stock on the option grant date.

          C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. CESSATION OF SERVICE. Each option outstanding at the time of the Optionee's cessation of Service shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the three (3)-year period following the Optionee's cessation of Service. To the extent the option is held by the Optionee at the time of his or her death, the option may be exercised by his or her Beneficiary. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Change in Control or Hostile Take-Over while the Optionee remains in Service, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control or Hostile Take-Over, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

          B. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

     IV. REMAINING TERMS

     The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

     II. STOCK ISSUANCE TERMS

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

          A.   PURCHASE PRICE.

               4. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the issue date.

               (1) Subject to the provisions of Section II of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    (ii) cash or check made payable to the Corporation, or

                    (iii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.   VESTING/ISSUANCE PROVISIONS.

               5. The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator.

               (1) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               (2) The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               (3) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

               (4) The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               (5) Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.

     II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. All of the Corporation's outstanding repurchase rights shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          B. The Plan Administrator may at any time provide for the automatic termination of one or more of those outstanding repurchase rights and the immediate vesting of the shares of Common Stock subject to those terminated rights upon (i) a Change in Control or Hostile Take-Over or (ii) an Involuntary Termination of the Participant's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control or Hostile Take-Over in which those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect.

     III. SHARE ESCROW/LEGENDS

     Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM

     III. OPTION TERMS

          A.   GRANT DATES. Options shall be made on the dates specified below:

               6. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase Twenty-Five Thousand (25,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

               (1) Each individual who continues to serve as a non-employee Board member shall be automatically granted a Non-Statutory Option to purchase Two-Thousand Five Hundred (2,500) shares of Common Stock on the date of each regularly scheduled quarterly meeting of the Board; provided that the first grant under this Paragraph I.A.2 to any individual shall be not earlier than the date of the regularly scheduled quarterly meeting of the Board in the first quarter following his/her initial election or appointment to the Board; and, provided, further, that an individual who is a 3% Stockholder shall not be eligible to receive any option grants under this Paragraph I.A.2.

          B.   EXERCISE PRICE.

               7. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               (1) The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

          D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 25,000-share option shall vest, and the Corporation's repurchase right shall lapse, in a series of two (2) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each quarterly 2,500-share option shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

          E. CESSATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Board service:

                    (i) Any option outstanding at the time of the Optionee's cessation of Board service for any reason shall remain exercisable for a twelve (12)-month period following the date of such cessation of Board service, but in no event shall such option be exercisable after the expiration of the option term.

                    (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

                    (iii) Following the Optionee's cessation of Board service, the option may not be exercised in the aggregate for more than the number of shares for which the option was exercisable on the date of such cessation of Board service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding for any and all shares for which the option is not otherwise at that time exercisable.

                    (iv) However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

     II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Change in Control or Hostile Take-Over, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option may, immediately prior to the effective date of such Change in Control or Hostile Take-Over, became fully exercisable for all of the shares of Common Stock at the time subject to such option and maybe exercised for all or any of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

          B. All outstanding repurchase rights shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

          D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

     III. REMAINING TERMS

     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                        DIRECTOR FEE OPTION GRANT PROGRAM

     IV. OPTION GRANTS

     The Board may implement the Director Fee Option Grant Program as of the first day of any calendar year beginning after the Underwriting Date. Upon such implementation of the Program, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the election is to be in effect. Each non-employee Board member who files such a timely election with respect to the annul retainer fee shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which that fee would otherwise be payable.

     I. OPTION TERMS

     Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

          A.   EXERCISE PRICE.

               (1) The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               (2) The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                           X=A/(B X 66-2/3%), where

                           X is the number of option shares,

                           A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

                           B is the Fair Market Value per share of Common Stock on the option grant date.

          C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each month of Board service during the calendar year in which the option is granted. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. CESSATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the EARLIER of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee at the time of such cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

     Should the Optionee die after cessation of Board service but while holding one or more options, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the Optionee's Beneficiary. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

     II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Change in Control or Hostile Take-Over while the Optionee remains in Board service, each outstanding option held by such Optionee shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control or Hostile Take-Over, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

          B. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

          C. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Director Fee Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

     III. REMAINING TERMS

     The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                  ARTICLE SEVEN

                                  MISCELLANEOUS

     V. NO IMPAIRMENT OF AUTHORITY

     Outstanding awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     I.   FINANCING

     The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately upon the Plan Effective Date. However, the Salary Investment Option Grant and Director Fee Option Grant Programs shall not be implemented until such time as the Primary Committee or the Board may deem appropriate. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. The Plan shall serve as the successor to the Predecessor Plans, and no further options or direct stock issuances shall be made under the Predecessor Plans after the Section 12 Registration Date. All options outstanding under the Predecessor Plans on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

          D. The Plan shall terminate upon the EARLIEST of (i) January 25, 2010,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding options and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

     The following definitions shall be in effect under the Plan:

          A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

          B. BENEFICIARY shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by an Optionee or Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Optionee or Participant or the person or persons to whom the award is transferred by will or the laws of inheritance.

          C. BOARD shall mean the Corporation's Board of Directors.

          D. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

               (i) a merger, consolidation or reorganization approved by the Corporation's stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

               (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets, or

               (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders accept.

          E. CODE shall mean the Internal Revenue Code of 1986, as amended.

          F. COMMON STOCK shall mean the Corporation's common stock.

          G. CORPORATION shall mean Register.com, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Register.com, Inc. which shall by appropriate action adopt the Plan.

          H. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the director fee option grant program in effect under the Plan.

          I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

          J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

          L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system and in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and reported in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

               (iv) For purposes of any options made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

          M. HOSTILE TAKE-OVER shall mean:

               (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.


          O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

               (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Corporation (or any Parent or Subsidiary).

          Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

          R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

          S. OPTION SURRENDER VALUE shall mean the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation or, in the event of a Hostile Take-Over, effected through a tender offer, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over, if greater. However, if the surrendered option is an Incentive Option, the Option Surrender Value shall not exceed the Fair Market Value per share.

          T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

          U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

          W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          X. PLAN shall mean the Corporation's 2000 Stock Incentive Plan, as set forth in this document.

          Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. However, the Primary Committee shall have the plenary authority to make all factual determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

          Z. PLAN EFFECTIVE DATE shall mean January 26, 2000, the date on which the Plan was adopted by the Board.

          AA. PREDECESSOR PLANS shall mean the Corporation's pre-existing 1997 Stock Option Plan and 1999 Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

          BB. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

          CC. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment grant program in effect under the Plan.

          DD. SECONDARY COMMITTEE shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

          EE. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock is first registered under Section 12(g) of the 1934 Act.

          FF. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          GG. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          HH. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

          II. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.


          JJ. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          KK. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          LL. 3% STOCKHOLDER shall mean a non-employee Board member who (x) as of March 3, 2000, directly or indirectly, owned stock (as determined under Code
Section 424(d)) possessing at least three percent (3%) of the total combined voting power of the outstanding securities of the Corporation (or any Parent or Subsidiary) or was affiliated with or was a representative of such a three percent (3%) or greater stockholder AND (y) is compensated for his/her Board membership by any such three percent (3%) or greater stockholder.

          MM. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

          NN. UNDERWRITING DATE shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

          OO. WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding tax liabilities to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

FORM OF PROXY

                               REGISTER.COM, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2002

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

     The undersigned stockholder of Register.com, Inc. hereby appoints Richard
D. Forman and Rene M. Mathis, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Register.com, Inc. to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019 on May 23, 2002 at 10:00 a.m. (Eastern Daylight time).

1. ELECTION OF DIRECTORS (for a term ending upon the 2003 Annual Meeting of Stockholders)

     NOMINEES:

     (01)  Taher Elgamal      (04)  Samantha McCuen    (07)  Reginald Van Lee
     (02)  Peter A. Forman    (05)  Mitchell I. Quain
     (03)  Richard D. Forman  (06)  Jim Rosenthal

     / /   FOR ALL         / /   WITHHOLD ALL      / /   FOR ALL EXCEPT:

          INSTRUCTION: To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

2.  APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

     / /   FOR            / /   AGAINST            / /   ABSTAIN WITH RESPECT TO

          proposal to approve the Amended and Restated 2000 Stock Incentive Plan as described in the Proxy Statement.

3.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     / /   FOR            / /   AGAINST            / /   ABSTAIN WITH RESPECT TO

          proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should give their full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

-----------------------------             --------------------------------------
Signature                Date             Signature (Joint Owners)          Date